                                                                      EXHIBIT 2

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                         ASCEND STOCK OPTION AGREEMENT

                                 BY AND BETWEEN

                          ASCEND COMMUNICATIONS, INC.,
                            A DELAWARE CORPORATION,

                                      AND

                         CASCADE COMMUNICATIONS CORP.,
                            A DELAWARE CORPORATION,



                           DATED AS OF MARCH 30, 1997

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

                             TABLE OF DEFINED TERMS

TERM                                                                   SECTION
----                                                                   --------
Agreement............................................................. Preamble
Ascend................................................................ Preamble
Ascend Common Stock................................................... Recitals
Ascend Offer Notice................................................... 8(d)
Ascend Option......................................................... 1
Cash Exercise......................................................... 2(e)
Cash Exercise Price................................................... 2(e)
Cascade............................................................... Preamble
Cascade Charter....................................................... 2(b)
Cascade Common Stock.................................................. 2(e)
Cascade Offer Notice.................................................. 8(c)
Closing............................................................... 2(b)
Exercise Notice....................................................... 2(b)
Exercise Price........................................................ 2(e)
Expiration Date....................................................... 8(a)
Fair Market Value..................................................... 7(b)(iii)
Holder................................................................ 9(a)
Holder's Designation Notice........................................... 9(b)
HSR Act............................................................... 3
Manager............................................................... 9(b)
Material Contract..................................................... 5(e)
Merger................................................................ Recitals
Merger Agreement...................................................... Recitals
Net Proceeds.......................................................... 2(f)
Option Number......................................................... 2(d)
Option Repurchase Price............................................... 7(b)(i)
Permitted Offering.................................................... 9(a)
Purchase Period....................................................... 7(a)
Registrable Securities................................................ 9(a)
Registrant............................................................ 9(a)
Registrant's Designation Notice....................................... 9(b)
Registration Notice................................................... 9(a)
Repurchase Notice..................................................... 7(a)
Restricted Shares..................................................... 8(a)
Share Repurchase Price................................................ 7(b)(ii)
Stock Exercise........................................................ 2(e)
Stock Exercise Price.................................................. 2(e)
Sub................................................................... Recitals
Trigger Event......................................................... 2(a)
Violation............................................................. 5(e)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 Section 1.   Grant of Option.............................................  B-1
 Section 2.   Exercise and Termination of the Ascend Option...............  B-1
         (a)  Exercise....................................................  B-1
         (b)  Exercise Procedure..........................................  B-1
         (c)  Termination of the Ascend Option............................  B-2
         (d)  Option Number...............................................  B-2
         (e)  Exercise Price..............................................  B-2
         (f)  Certain Limitations.........................................  B-2
 Section 3.   Conditions to Closing.......................................  B-3
 Section 4.   Closing.....................................................  B-3
 Section 5.   Representations and Warranties of Ascend....................  B-3
         (a)  Organization and Standing...................................  B-3
         (b)  Authority...................................................  B-3
         (c)  Reservation of Shares.......................................  B-3
         (d)  No Liens....................................................  B-4
         (e)  No Conflicts................................................  B-4
         (f)  Consents and Approvals......................................  B-4
         (g)  Investment Purposes.........................................  B-4
 Section 6.   Representations and Warranties of Cascade...................  B-4
         (a)  Organization and Standing...................................  B-4
         (b)  Authority...................................................  B-4
         (c)  Reservation of Shares.......................................  B-5
         (d)  No Liens....................................................  B-5
         (e)  No Conflicts................................................  B-5
         (f)  Consents and Approvals......................................  B-5
         (g)  Investment Purpose..........................................  B-5
 Section 7.   Certain Repurchases.........................................  B-5
         (a)  Cascade "Put"...............................................  B-5
         (b)  Certain Definitions.........................................  B-5
         (c)  Redelivery of Shares of Cascade Common Stock................  B-6
         (d)  Payment and Redelivery of Ascend Options or Shares..........  B-6
         (e)  Repurchase Price Reduced at Cascade's Option................  B-6
 Section 8.   Restrictions on Transfer....................................  B-6
         (a)  Restrictions on Transfer....................................  B-6
         (b)  Permitted Sales.............................................  B-7
         (c)  Ascend's Right of First Refusal.............................  B-7
         (d)  Cascade's Right of First Refusal............................  B-7
         (e)  Additional Restrictions.....................................  B-8
 Section 9.   Registration Rights.........................................  B-8
         (a)  Procedure...................................................  B-8
         (b)  Manager's Certificate.......................................  B-8
         (c)  First Refusal Right.........................................  B-9
         (d)  Closing.....................................................  B-9
         (e)  Certain Limitations.........................................  B-9
         (f)  State Securities Laws.......................................  B-9
         (g)  Obligations of Registrant...................................  B-9
         (h)  Indemnification.............................................  B-9
         (i)  Inclusion of Additional Shares of Registrant................  B-9

                                                                          PAGE
                                                                          ----
 Section 10. Adjustment Upon Changes in Capitalization..................  B-10
 Section 11. Restrictive Legends........................................  B-10
             Binding Effect; No Assignment; No Third-Party
 Section 12.  Beneficiaries.............................................  B-11
 Section 13. Specific Performance.......................................  B-11
 Section 14. Validity...................................................  B-11
 Section 15. Notices....................................................  B-12
 Section 16. Governing Law..............................................  B-12
 Section 17. Interpretation.............................................  B-12
 Section 18. Counterparts; Effect.......................................  B-13
 Section 19. Expenses...................................................  B-13
 Section 20. Amendments; Waiver.........................................  B-13
 Section 21. Extension of Time Periods..................................  B-13
 Section 22. Further Assurances.........................................  B-13

                         ASCEND STOCK OPTION AGREEMENT

  THIS ASCEND STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of March 30, 1997 by and between Ascend Communications, Inc., a Delaware corporation ("Ascend"), and Cascade Communications Corp., a Delaware corporation ("Cascade").

                                   Recitals

  Concurrently with the execution and delivery of this Agreement, Ascend, Cascade, and Cascade Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Ascend ("Sub"), are entering into an Agreement and Plan of Reorganization, dated as of March 30, 1997 (the "Merger Agreement"), which provides for the merger of Sub with and into Cascade in accordance with the terms of the Merger Agreement and the laws of the State of Delaware (the "Merger"). As a condition and inducement to Cascade's willingness to enter into the Merger Agreement, Cascade has requested that Ascend agree, and Ascend has agreed, to grant to Cascade an option to acquire certain shares of Ascend's authorized but unissued common stock, par value $.001 per share (together with any associated rights, "Ascend Common Stock"), on the terms and subject to the conditions set forth herein.

  NOW, THEREFORE, to induce Cascade to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                   Agreement

  Section 1. Grant of Option. Ascend hereby grants to Cascade an irrevocable option (the "Ascend Option") to purchase a number of shares of Ascend Common Stock equal to the Option Number (as defined in Section 2(d)), on the terms and subject to the conditions set forth below.

  Section 2. Exercise and Termination of the Ascend Option.

    (a) Exercise. The Ascend Option may be exercised by Cascade, in whole or in part, at any time or from time to time prior to the termination of Cascade's right to exercise the Ascend Option by the terms of this Agreement and upon and after the occurrence of the earliest event which causes (i) the Ascend Termination Fee or (ii) the Ascend Post-Termination Fee (in each case as defined in the Merger Agreement) to become payable (a "Trigger Event"). Notwithstanding the foregoing, the Ascend Option may not be exercised if Cascade is in breach in any material respect of any of its material representations, warranties, covenants or agreements contained in this Agreement or the Merger Agreement.

    (b) Exercise Procedure. In the event that Cascade wishes to exercise the Ascend Option, Cascade shall deliver to Ascend written notice (an "Exercise Notice") specifying the total number of shares of Ascend Common Stock that Cascade wishes to purchase. To the extent permitted by law and the Certificate of Incorporation, as amended, of Ascend (the "Ascend Charter"), and provided that the conditions set forth in Section 3 to Ascend's obligation to issue the shares of Ascend Common Stock to Cascade hereunder have been satisfied or waived, Cascade shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price, immediately be deemed to be the holder of record of the shares of Ascend Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Ascend shall then be closed or that certificates representing such shares of Ascend Common Stock shall not theretofore have been delivered to Cascade. Each closing of a purchase of shares of Ascend Common Stock hereunder (a "Closing") shall occur at a place, on a date, and at a time designated by Cascade in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing.

    (c) Termination of the Ascend Option. Cascade's right to exercise the Ascend Option shall terminate upon the earliest to occur of:

      (i) the Effective Time of the Merger;

      (ii) the date on which the Merger Agreement is terminated pursuant to
    Article VIII thereof other than under circumstances which also constitute a Trigger Event under this Agreement; and

      (iii) (A) in the event the Ascend Option becomes exercisable pursuant to clause (i) of Section 2(a), the date two hundred seventy (270) days after the date on which the Merger Agreement is terminated pursuant to Article VIII thereof under circumstances which also constitute a Trigger Event under clause (i) of Section 2(a), or

      (B) in the event the Ascend Option becomes exercisable pursuant to clause
    (ii) of Section 2(a), the later of (I) the date two hundred seventy (270) days after the date on which the Merger Agreement is terminated pursuant to
    Article VIII thereof under circumstances which also constitute a Trigger Event under clause (ii) of Section 2(a) and (II) the date one hundred eighty
    (180) days after the date on which the Ascend Option becomes exercisable pursuant to clause (ii) of Section 2(a).

Notwithstanding the foregoing, with respect to clause (iii) in the immediately preceding sentence, if the Ascend Option cannot be exercised by reason of any applicable judicial or governmental judgment, decree, order, law or regulation, the Ascend Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal and (y) 5:00 p.m., Pacific Standard Time, on the tenth (10th) business day after such impediment shall have been removed; provided, however, that if such judgment, decree, or order shall have been obtained at the request of Ascend or any of its Affiliates or a party that has made or is proposing to make a Competing Offer (as such term is defined in the Merger Agreement)for Ascend, and such judgment, decree or order is vacated, set aside, withdrawn, reversed or otherwise nullified, the time during which the Ascend Option shall remain exercisable shall be extended for as long as such judgment, decree, or order shall be in effect. The rights of Cascade set forth in Sections 7 and 9 shall not terminate upon termination of Cascade's right to exercise the Ascend Option with respect to shares acquired prior to termination, but shall extend to the time provided in such sections. Notwithstanding the termination of the Ascend Option, Cascade shall be entitled to purchase the shares of Ascend Common Stock with respect to which Cascade had exercised the Ascend Option prior to such termination.

    (d) Option Number. The aggregate number of shares of Ascend Common Stock issuable upon exercise of this Ascend Option (the "Option Number") shall initially be the number of shares, rounded down to the nearest whole share, equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of Ascend Common Stock issued and outstanding as of the date of this Agreement, and shall be adjusted hereafter to reflect changes in Ascend's capitalization occurring after the date hereof in accordance with Section
  10. Notwithstanding any other provision of this Agreement, in no event shall the Option Number exceed nineteen and nine-tenths percent (19.9%) of the total number of shares of Ascend Common Stock issued and outstanding as of the date of this Agreement, adjusted in accordance with Section 10.

    (e) Exercise Price. The purchase price per share of Ascend Common Stock pursuant to the Ascend Option (the "Exercise Price") shall be payable, at Cascade's election, in cash (a "Cash Exercise") or in shares (a "Stock Exercise") of Cascade common stock, $.001 par value per share ("Cascade Common Stock"). The Exercise Price per share of Ascend Common Stock, (i) in the case of a Cash Exercise, shall be a cash amount equal to $52.00 (the "Cash Exercise Price"), and (ii) in the case of a Stock Exercise, shall be 1.833 shares of Cascade Common Stock (the "Stock Exercise Price").

    (f) Certain Limitations. In the event Cascade would receive aggregate, cumulative Net Proceeds (as defined below) of more than eighty-five million dollars ($85,000,000) in connection with the sale (or other disposition) to any third party of the shares of Ascend Common Stock acquired pursuant to the Ascend Option (other than a sale of such shares to Ascend pursuant to Section 7, all Net Proceeds in excess of such amount shall be remitted to Ascend promptly upon receipt. "Net Proceeds" shall mean the aggregate proceeds of such sale or disposition in excess of the product of the Exercise Price multiplied by the number of shares of Ascend Common Stock included in such sale or disposition. Notwithstanding anything in this

  Agreement or in the Merger Agreement to the contrary, the maximum aggregate amount payable by Ascend to Cascade and its affiliates pursuant to Section 7 of this Agreement and the provisions of Section 8.3(c) of the Merger Agreement shall not exceed the sum of eighty-five million dollars ($85,000,000) plus, in the case of payments pursuant to Sections 7(a)(ii) and 7(b)(ii) of this Agreement, the aggregate Exercise Price for the shares of Ascend Common Stock repurchased by Ascend from Cascade pursuant to
  Section 7 of this Agreement, it being understood that the limitation contained in this sentence shall not limit the amounts receivable by Cascade from persons other than Ascend, including without limitation amounts receivable pursuant to a tender offer or other purchase and sale transaction.

  Section 3. Conditions to Closing. The obligation of Ascend to issue the shares of Ascend Common Stock to Cascade hereunder is subject to the conditions that (a) all waiting periods, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1975, as amended (the "HSR Act"), applicable to the issuance of the shares of Ascend Common Stock by Ascend and the acquisition of such shares by Cascade hereunder (and, in the case of a Stock Exercise, the issuance of shares of Cascade Common Stock by Cascade and the acquisition of such shares by Ascend) shall have expired or have been terminated; (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (c) all consents, approvals, orders, authorizations and permits of any federal, state, local or foreign governmental authority, if any, required in connection with the issuance of the shares of Ascend Common Stock and the acquisition of such shares by Cascade hereunder (and, in the case of a Stock Exercise, the issuance of shares of Cascade Common Stock and the acquisition of such shares by Ascend) shall have been obtained.

  Section 4. Closing. At any Closing: (a) Ascend shall deliver to Cascade or its designee a single certificate in definitive form representing the number of shares of Ascend Common Stock designated by Cascade in its Exercise Notice, such certificate to be registered in the name of Cascade and to bear the legend set forth in Section 11; and (b) Cascade shall deliver to Ascend the aggregate Exercise Price for the shares of Ascend Common Stock so designated and being purchased by (i) wire transfer of immediately available funds to the account or accounts specified in writing by Ascend (in the case of a Cash Exercise), or (ii) subject to the satisfaction of applicable conditions, delivery of a certificate or certificates representing the number of shares of Cascade Common Stock being issued by Cascade in consideration thereof (in the case of a Stock Exercise). Effective at or prior to the Closing, Ascend shall cause the shares of Ascend Common Stock being delivered at the Closing to be approved for quotation on The Nasdaq National Market, and Cascade shall cause the shares of Cascade Common Stock being delivered at the Closing pursuant to a Stock Exercise to be approved for quotation on The Nasdaq National Market.

  Section 5. Representations and Warranties of Ascend. Ascend represents and warrants to Cascade as follows:

    (a) Organization and Standing. Ascend is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to enter into this Agreement and to carry out its obligations hereunder.

    (b) Authority. The execution and delivery of this Agreement by Ascend and the consummation by Ascend of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ascend and no other corporate proceedings on the part of Ascend and no action of Ascend shareholders are necessary to authorize this Agreement or any of the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Ascend and, assuming the due authorization, execution and delivery hereof by Cascade and the receipt of all required governmental approvals, constitutes the valid and binding obligation of Ascend, enforceable against Ascend in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

    (c) Reservation of Shares. Ascend has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Ascend Option, and at all times from the date hereof through the expiration of the Ascend Option will have reserved, a number of authorized and unissued shares of Ascend Common Stock not less than the Option Number, such amount being subject to adjustment as provided in Section 10, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

    (d) No Liens. The shares of Ascend Common Stock issued to Cascade upon the exercise of the Ascend Option will be, upon delivery thereof to Cascade, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

    (e) No Conflicts. The execution and delivery of this Agreement by Ascend does not, and, subject to compliance with applicable law, the consummation by Ascend of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such violation, conflict, breach, default, termination, acceleration, right of termination, cancellation or acceleration, loss, or creation, a "Violation") by Ascend or any of its Subsidiaries of (i) any provision of the charter or the Bylaws of Ascend or any of its Subsidiaries, each as amended to date, (ii) any material provision of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (a "Material Contract") of Ascend or any of its Subsidiaries or to which any of them is a party or by which any of them or their properties or assets are bound, or
  (iii) except as contemplated by Section 4.4(c) of the Merger Agreement or
  Section 5(f) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ascend or any of its subsidiaries or any of their properties or assets.

    (f) Consents and Approvals. The execution and delivery of this Agreement by Ascend does not, and (except for the notifications required under the HSR Act and applicable foreign laws, the expiration or early termination of any waiting periods under the HSR Act and applicable foreign laws, and the receipt of approvals under applicable securities laws, and except as contemplated by Section 9), the performance of this Agreement by Ascend and the consummation of the transactions contemplated hereby will not, require any consent, approval, order, authorization or permit of, filing with, or notification to any governmental or regulatory authority, other than such consents, approvals, orders, authorizations, permits, filings and notifications which, in the aggregate, if not obtained or made, could not reasonably be expected to have a Cascade Material Adverse Effect or an Ascend Material Adverse Effect (as such terms are defined in the Merger Agreement) or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

    (g) Investment Purposes. Any shares of Cascade Common Stock acquired by Ascend pursuant to this Agreement will be acquired for Ascend's own account, for investment purposes only, and will not be acquired by Ascend with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

  Section 6. Representations and Warranties of Cascade. Cascade represents and warrants to Ascend as follows:

    (a) Organization and Standing. Cascade is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to enter into this Agreement and to carry out its obligations hereunder.

    (b) Authority. Except as set forth in Section 6(c), the execution and delivery of this Agreement by Cascade and the consummation by Cascade of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cascade, and no other corporate proceedings on the part of Cascade and no action of its stockholders are necessary to authorize this Agreement or any of the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Cascade and, assuming the due authorization, execution and delivery hereof by Ascend and the receipt of all required governmental approvals, constitutes the valid and binding obligation of Cascade, enforceable against Cascade in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought.

    (c) Reservation of Shares. Prior to any delivery of shares of Cascade Common Stock in consideration of the purchase of shares of Ascend Common Stock pursuant hereto, Cascade will have taken all necessary corporate action to authorize for issuance and to permit it to issue such shares of Cascade Common Stock, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

    (d) No Liens. The shares of Cascade Common Stock (if any) issued to Ascend in consideration of the purchase of shares of Ascend Common Stock pursuant hereto will be, upon delivery thereof to Ascend, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

    (e) No Conflicts. The execution and delivery of this Agreement by Cascade does not, and the consummation by Cascade of the transactions contemplated hereby will not, violate, conflict with, or result in a Violation by Cascade or any of its Subsidiaries of (i) any provision of the Certificate of Incorporation or Bylaws of Cascade, (ii) any material provision of any Material Contract of Cascade or any of its Subsidiaries or to which any of them is a party or by which any of them or their properties or assets are bound, or (iii) except as contemplated by Section 3.4(c) of the Merger Agreement or Section 6(f) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cascade or any of its subsidiaries or any of their properties or assets.

    (f) Consents and Approvals. The execution and delivery of this Agreement by Cascade does not, and (except for the notifications required under the HSR Act and applicable foreign laws, the expiration or early termination of waiting periods under the HSR Act and applicable foreign laws, and the receipt of approvals under applicable securities laws, and except as contemplated by Section 9), the performance of this Agreement by Ascend and the consummation of the transactions contemplated hereby will not, require any consent, approval, order, authorization or permit of, filing with, or notification to any governmental or regulatory authority, other than such consents, approvals, orders, authorizations, permits, filings and notifications which, in the aggregate, if not obtained or made, could not reasonably be expected to have a Cascade Material Adverse Effect or an Ascend Material Adverse Effect (as such terms are defined in the Merger Agreement) or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

    (g) Investment Purpose. Any shares of Ascend Common Stock acquired by Cascade upon exercise of the Ascend Option will be acquired for Cascade's own account, for investment purposes only and will not be, and the Ascend Option is not being, acquired by Cascade with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

  Section 7. Certain Repurchases.

    (a) Cascade "Put". At any time during which the Ascend Option is exercisable pursuant to Section 2 (the "Purchase Period") upon written notice to Ascend by Cascade (the "Repurchase Notice"):

      (i) Ascend and its successors in interest shall repurchase from Cascade all or any portion of the Ascend Option, as specified by Cascade, to the extent not previously exercised, at the Option Repurchase Price set forth in Section 7(b)(i), subject to and as limited by Section 2(f) above; and

      (ii) Ascend and its successors in interest shall repurchase from Cascade all or any portion of the shares of Ascend Common Stock purchased by Cascade pursuant to the Ascend Option, as specified by Cascade, at the Share Repurchase Price set forth in Section 7(b)(ii) subject to and as limited by Section 2(f) above.

    (b) Certain Definitions. For purposes of this Section 7, the following definitions shall apply:

      (i) Option Repurchase Price. "Option Repurchase Price" shall mean (A) the amount (if any) by which the Fair Market Value (as defined in Section 7(b)(iii)) of a single share of Ascend Common

    Stock as of the date of the applicable Repurchase Notice exceeds the per share Exercise Price, multiplied by (B) the number of shares of Ascend Common Stock purchasable pursuant to the Ascend Option or the portion thereof covered by the applicable Repurchase Notice.

      (ii) Share Repurchase Price. "Share Repurchase Price" shall mean the product of (A) the greater of (I) the Exercise Price paid by Cascade per share of Ascend Common Stock acquired pursuant to the Ascend Option and (II) the Fair Market Value (as defined in Section 7(b)(iii)) of a single share of Ascend Common Stock as of the date of the applicable Repurchase Notice, and (B) the number of shares of Ascend Common Stock to be repurchased pursuant to this Section 7 as covered by the applicable Repurchase Notice.

      (iii) Fair Market Value. As used in this Agreement, "Fair Market Value" shall mean, with respect to any security, the per share average of the last reported sale prices on The Nasdaq National Market (or such other national stock exchange or national market system as shall then be the primary trading market for such security) for the ten (10) trading days immediately preceding the applicable date.

    (c) Redelivery of Shares of Cascade Common Stock. In Ascend's discretion or if specified by Cascade in the Repurchase Notice, all or a portion of the Share Repurchase Price shall be paid by Ascend in shares of Cascade Common Stock, by redelivery to Cascade of the shares of Cascade Common Stock (and the certificate(s) representing such shares) previously delivered by Cascade to Ascend pursuant to a Stock Exercise. For purposes of this Section 7(c), each share of Cascade Common Stock redelivered to Cascade shall be valued at and exchanged for .546 shares of Cascade Common Stock. If fewer than all of the shares of Ascend Common Stock purchased by Cascade pursuant to a Stock Exercise are to be repurchased by Ascend pursuant to Section 7(a)(ii), Cascade shall issue to Ascend new certificates representing those shares of Cascade Common Stock which are not due to be redelivered to Cascade pursuant to this Section 7(c) to the extent that excess shares of Cascade Common Stock are included in the certificates redelivered to Cascade by Ascend. All shares of Cascade Common Stock redelivered to Cascade hereunder shall be free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

    (d) Payment and Redelivery of Ascend Options or Shares. In the event that Cascade exercises its rights under Section 7(a), Ascend shall, within ten
  (10) business days thereafter, pay the required amount to Cascade in immediately available funds (or shares of Cascade Common Stock, if applicable) and Cascade shall surrender to Ascend the Ascend Option or the certificate or certificates evidencing the shares of Ascend Common Stock purchased by Cascade pursuant hereto, and Cascade shall warrant that it has sole beneficial ownership of the Ascend Option or such shares and that the Ascend Option or such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

    (e) Repurchase Price Reduced at Cascade's Option. In the event that payment of the repurchase price specified in Section 7(a) would subject the repurchase of the Ascend Option or the shares of Ascend Common Stock purchased by Cascade pursuant to the Ascend Option to a vote of the stockholders of Ascend pursuant to applicable law, regulations, or requirements of a national securities exchange or national market system or the Ascend Charter, then Cascade may, at its election, reduce the repurchase price or the number of shares covered by the Cascade repurchase request to an amount which would permit such repurchase without the necessity for such a vote.

  Section 8. Restrictions on Transfer.

    (a) Restrictions on Transfer. Prior to the fifth anniversary of the date hereof (the "Expiration Date"), neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any shares of Cascade Common Stock issued pursuant to a Stock Exercise ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such other party, other than (i) pursuant to Section 7 or (ii) in accordance with Sections 8(b) or 9.

    (b) Permitted Sales. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made (i) pursuant to a tender or exchange offer or other business combination transaction that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the holders of common stock of the other party, by a majority of the members of the Board of Directors of such other party, or (ii) subject to Section 8(c) or (d) as the case may be, to a person who, immediately following such sale, would beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act), either alone or as part of a "group" (as used in Rule 13d-5 under the Exchange Act), not more than ten percent (10%) of such party's outstanding voting securities, which person is a passive institutional investor who would be eligible under Rule 13d-1(b)(1) under the Exchange Act to report such holdings of Restricted Shares on Schedule 13G under the Exchange Act.

    (c) Ascend's Right of First Refusal. At any time after the first occurrence of a Trigger Event and prior to the Expiration Date, if Cascade shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Ascend Common Stock or other securities acquired by it pursuant to the Ascend Option, it shall give Ascend written notice of the proposed transaction (a "Cascade Offer Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. A Cascade Offer Notice shall be deemed an offer by Cascade to Ascend, which may be accepted within five (5) business days of the receipt of such Cascade Offer Notice, on the same terms and conditions and at the same price at which Cascade is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Ascend shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to Cascade in immediately available funds. In the event of the failure or refusal of Ascend to purchase all the shares or other securities covered by a Cascade Offer Notice, Cascade may sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable to the transferee than those set forth in the Cascade Offer Notice as long as such sale is completed within ninety (90) days of the receipt by Ascend of the applicable Cascade Offer Notice; provided that the provisions of this sentence shall not limit the rights Cascade may otherwise have in the event Ascend has accepted the offer contained in the Cascade Offer Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 8(c) shall not apply to (i) any disposition as a result of which the proposed transferee would own beneficially not more than three percent (3%) of the outstanding voting power of Ascend, (ii) any disposition of Ascend Common Stock or other securities by a person to whom Cascade has assigned its rights under the Ascend Option with the consent of Ascend, (iii) any sale by means of a public offering registered under the Securities Act, or (iv) any transfer to a wholly-owned subsidiary of Cascade which agrees in writing to be bound by the terms hereof.

    (d) Cascade's Right of First Refusal. At any time after the first occurrence of a Trigger Event and prior to the Expiration Date, if Ascend shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Cascade Common Stock or other securities acquired by it pursuant to a Stock Exercise of the Ascend Option by Cascade, it shall give Cascade written notice of the proposed transaction (a "Ascend Offer Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Ascend Offer Notice shall be deemed an offer by Ascend to Cascade, which may be accepted within five (5) business days of the receipt of such Ascend Offer Notice, on the same terms and conditions and at the same price at which Ascend is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Cascade shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to Ascend in immediately available funds. In the event of the failure or refusal of Cascade to purchase all the shares or other securities covered by a Ascend Offer Notice, Ascend may sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable to the transferee than those set forth in the Ascend Offer Notice as long as such sale is completed within ninety (90) days of the receipt by Cascade of the applicable Ascend Offer Notice; provided that the provisions of this sentence shall not limit the rights Ascend may otherwise have in the event Cascade has accepted the offer contained in the Ascend Offer Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 8(d) shall not apply to (i) any disposition as a result of which the proposed transferee would own beneficially not more than three percent (3%) of the outstanding voting power of Cascade, (ii) any sale by means of a public offering registered under the Securities Act, or (iii) any transfer to a wholly-owned subsidiary of Ascend which agrees in writing to be bound by the terms hereof.

    (e) Additional Restrictions. Prior to any permitted sales of any Restricted Shares under Section 8(b)(ii), the holder thereof shall give written notice to the issuer of such Restricted Shares of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the issuer of such Restricted Shares, shall be accompanied by an opinion of counsel satisfactory to such issuer (it being agreed that each of Gray Cary Ware & Freidenrich and Testa, Hurwitz & Thibeault, LLP shall be satisfactory) to the effect that such sale may be effected without registration under the Securities Act and any applicable state securities laws. Each certificate for Restricted Shares transferred as above provided shall bear the legend set forth in
  Section 11, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities
  Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act and any applicable state securities laws. The restrictions provided for in this Section 8(e) shall not apply to securities which are not required to bear the legend prescribed by Section 11 in accordance with the provisions of this Agreement. The foregoing restrictions on transferability shall terminate as to any particular shares when such shares shall have been effectively registered under the Securities Act and any applicable state securities laws and sold or otherwise disposed of in accordance with the registration statement covering such shares.

  Section 9. Registration Rights.

    (a) Procedure. Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares acquired by such Holder pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering, in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any "group" as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than three percent (3%) of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). Any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

    (b) Manager's Certificate. The managing underwriter shall be an investment banking firm of nationally recognized standing, and shall be selected by (i) the Registrant within ten (10) business days after receipt of a Registration Notice, subject to approval of the Holder (which approval shall not be unreasonably withheld, delayed or conditioned), or (ii) if Registrant fails to deliver notice (the "Registrant's Designation Notice") to Holder of such selection within ten (10) business days after receipt of a Registration Notice, then by Holder subject to the reasonable approval of Registrant (which approval shall not be unreasonably withheld, delayed or conditioned) (the "Manager"), and Holder shall deliver written notice (the "Holder's Designation Notice") of such selection within ten (10) business days after expiration of the ten (10) day period in which Registrant is entitled to give notice. The Registrant's Designation Notice or the Holder's Designation Notice, as the case may be, shall state that (i) the party delivering such notice and its proposed Manager have a good faith intention to commence promptly a Permitted Offering, and (ii) such proposed Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities to the public in a Permitted Offering within one hundred twenty (120) days at a per share price equal to at least eighty percent (80%) of the then Fair Market Value of such shares.

    (c) First Refusal Right. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Holder within five (5) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

    (d) Closing. Any purchase of Registrable Securities by the Registrant (or its designee) under Section 9(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty (20) business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

    (e) Certain Limitations. If the Registrant does not elect to exercise its option pursuant to Section 9(c) with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) neither party shall be entitled to demand more than an aggregate of two (2) effective registration statements hereunder, and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed sixty (60) days after such request in the case of clause (A) below or ninety (90) days after such request in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other transaction involving the Registrant or any of its material subsidiaries and that such transaction is material to the Registrant and its subsidiaries taken as a whole. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within one hundred twenty (120) days after the effectiveness of the initial registration statement, the provisions of this Section 9 shall again be applicable to any proposed registration.

    (f) State Securities Laws. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this
  Section 9 to be qualified for sale under the securities laws of such states as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

    (g) Obligations of Registrant. The Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require. The registration rights set forth in this Section 9 are subject to the condition that the Holder shall provide the Registrant with such information with respect to its Registrable Securities, the plans for the distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    (h) Indemnification. In connection with any registration effected under this Section 9, the parties agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

    (i) Inclusion of Additional Shares of Registrant. The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

  Section 10. Adjustment Upon Changes in Capitalization.

    (a) Without limiting any restriction on Ascend contained in this Agreement or in the Merger Agreement, in the event of any change in Ascend Common Stock by reason of any stock dividend, stock split, merger (other than the Merger), recapitalization, combination, exchange of shares or any similar transaction, the type and number of shares or securities subject to the Ascend Option, and the Exercise Price per share provided herein, shall be adjusted appropriately and proper provision shall be made in the agreements governing such transaction so that Cascade shall receive, upon exercise of the Ascend Option, the number and class of securities or property that Cascade would have received in respect of the shares of Ascend Common Stock issuable to Cascade if the Ascend Option had been exercised immediately prior to such event or the record date therefor, as applicable. In addition, without limiting any restriction on Ascend or Cascade contained in this Agreement or the Merger Agreement, in the event of any change in Ascend Common Stock or Cascade Common Stock by reason of any stock dividend, stock split, merger (other than the Merger) recapitalization, combination, exchange of shares or any similar transaction, equitable adjustment shall be made to the other provisions hereof to carry out the original intent of this Agreement.

    (b) In the event that Ascend shall enter into an agreement: (i) to consolidate with or merge into any person, other than Cascade or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Cascade or one of its Subsidiaries, to merge into Ascend and Ascend shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Ascend Common Stock shall be changed into or exchanged for stock or other securities of Ascend or any other person or cash or any other property; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Cascade or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of such transaction and upon the subsequent exercise of the Ascend Option, Cascade shall be entitled to receive, for each share of Ascend Common Stock with respect to which the Ascend Option has not theretofore been exercised, an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Ascend Common Stock (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Ascend Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Ascend Option would have the same election or similar rights as would the holder of the number of shares of Ascend Common Stock for which the Ascend Option is then exercisable).

  Section 11. Restrictive Legends. Each certificate representing shares of Ascend Common Stock issued to Cascade hereunder, and shares of Cascade Common Stock, if any, delivered to Ascend pursuant to a Stock Exercise, shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ASCEND STOCK OPTION AGREEMENT DATED AS OF MARCH 30, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

  It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if Cascade or Ascend, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws; (ii) the reference to the provisions of this Agreement in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in this Section 11.

  Section 12. Binding Effect; No Assignment; No Third-Party
Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party, and any such attempted assignment in violation of this Agreement shall be void and of no force or effect. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever. Any Restricted Shares sold by a party in compliance with the provisions of
Section 9 shall, upon consummation of such sale, be free of the restrictions imposed and the benefits provided with respect to such shares by this Agreement.

  Section 13. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, whether at law or in equity, the other party shall be entitled to an injunction to prevent or restrain any violation or threatened violation of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in any court of the State of Delaware or of the United States of America located in the State of Delaware. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the City of Wilmington in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and waives any objection to venue in any such court therein.

  Section 14. Validity.

    (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

    (b) In the event any court or other governmental or regulatory authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

    (c) If for any reason any such court or other governmental or regulatory authority determines that Cascade is not permitted to acquire, or Ascend is not permitted to repurchase pursuant to Section 7, the full number of shares of Ascend Common Stock provided in this Agreement (as the same may be adjusted), it is the express intention of Ascend to allow Cascade to acquire or to require Ascend to repurchase such lesser number of shares as may be permissible without any other amendment or modification hereof.

    (d) Each party agrees that, should any court or other governmental or regulatory authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

  Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

  If to Ascend, to:

  Ascend Communications, Inc.
  One Ascend Plaza
  1701 Harbor Bay Parkway
  Alameda, CA 94502
  Facsimile No.: (510) 769-6001
  Attention: President

  with a copy to:

  Gray Cary Ware & Freidenrich
  A Professional Corporation
  400 Hamilton Avenue
  Palo Alto, CA 94301
  Facsimile No.: (415) 327-3699
  Attention: Gregory M. Gallo, Esq. &
            Rod J. Howard, Esq.

  If to Cascade, to:

  Cascade Communications Corp.
  5 Carlisle Road
  Westford, MA 01886
  Facsimile No.: (508) 692-1221
  Attention: President and Corporate Counsel

  with a copy to:

  Testa, Hurwitz & Thibeault, LLP
  High Street Tower
  125 High Street
  Boston, MA 02110
  Fax Number: (617) 248-7100
  Attention: John A. Meltaus, Esq.

  Section 16. Governing Law. This Agreement shall be governed by and construed, and any controversy arising out of or otherwise relating to this Agreement shall be determined, in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States located in such state for the adjudication of any action, suit, proceeding, claim or dispute arising out of or otherwise relating to this Agreement.

  Section 17. Interpretation. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense. The words "herein," "hereby," "hereof," "hereto," "hereunder" and words of similar import refer to this Agreement.

  Section 18. Counterparts; Effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 19. Expenses. Ascend shall pay all expenses, and any and all federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of Ascend stock certificates under Section 4 and any stock listing or stock quotation application required to be filed by Ascend with respect to such shares, and Cascade shall pay all expenses, and any and all federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of Cascade stock certificates in connection with a Stock Exercise and any stock listing or stock quotation application required to be filed by Ascend with respect to such shares. A registration effected under
Section 9 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Holder. Subject to the foregoing, and except as otherwise expressly provided herein or in the Merger Agreement, all other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  Section 20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  Section 21. Extension of Time Periods. The time periods for exercises of certain rights hereunder shall be extended (but in no event by more than six
(6) months): (a) to the extent necessary to obtain all governmental approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid any liability or disgorgement of profits under Section 16(b) of the Exchange Act by reason of such exercise.

  Section 22. Further Assurances. Each party agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          Ascend Communications, Inc.

                                          By: /s/ ROBERT K. DAHL
                                             -----------------------------------
                                            Name:  Robert K. Dahl
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer

                                          Cascade Communications Corp.

                                          By: /s/ DANIEL E. SMITH
                                             -----------------------------------
                                            Name:  Daniel E. Smith
                                            Title: President and Chief Executive
                                                   Officer